Exhibit 17

EXECUTION COPY

SPYGLASS MERGER CORP.

(a Delaware corporation)

$200,000,000

Senior Subordinated Notes due 2016

PURCHASE AGREEMENT

Dated: March 7, 2006

SPYGLASS MERGER CORP.

(a Delaware corporation)

$200,000,000

Senior Subordinated Notes due 2016

PURCHASE AGREEMENT

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Lehman Brothers Inc. as Representatives of the several Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Spyglass Merger Corp., a Delaware corporation (“MergerCo”) confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Lehman Brothers Inc. (“Lehman Brothers”) and UBS Securities LLC (“UBS” and, collectively with Merrill Lynch and Lehman Brothers, the “Initial Purchasers”), for whom Merrill Lynch and Lehman Brothers are acting as representatives (in such capacities, the “Representatives”) with respect to the issue and sale by the MergerCo and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth on Schedule A of $200,000,000 aggregate principal amount of MergerCo’s Senior Subordinated Notes due 2016 (the “Notes” or the “Securities”). The Securities are to be issued pursuant to an indenture dated as of March 10, 2006 (the “Indenture”) among MergerCo, Serena Software, Inc. (“Serena”) and The Bank of New York, as trustee (the “Trustee”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement (the “DTC Agreement”) among Serena and DTC.

In connection with the issuance of the Securities, MergerCo will merge (the “Merger”) with and into Serena, with Serena as the entity surviving the Merger, after which the obligations of MergerCo under this Agreement, the Registration Rights Agreement (as defined herein) and the Indenture will become obligations of Serena without any further action. As used herein, the term “Acquisition Transactions” has the meaning given in both the Disclosure Package and the Final Offering Memorandum (each as defined below). References herein to the “Company” refer to MergerCo before consummation of the Merger and to Serena after consummation of the Merger; and MergerCo and Serena are sometimes referred to herein collectively as the “Issuers”. The representations, warranties and agreements of Serena under this Agreement shall not become effective until consummation of the Merger and execution by Serena of a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit I (the “Joinder Agreement”), at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement and Serena shall, without any further action by any person, become a party to this Agreement. Notwithstanding the foregoing, this Agreement shall be binding on MergerCo and the Initial Purchasers when executed and delivered by MergerCo and the Initial Purchasers.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom or in transactions not subject to the registration requirement thereof. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)) or if such sale is not subject to such registration requirements in accordance with Regulation S (“Regulation S”) under the 1933 Act by the Commission.

The Notes will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among MergerCo, Serena and the Initial Purchasers, pursuant to which MergerCo and, upon consummation of the Merger, Serena, will agree to register under the 1933 Act and offer to exchange notes with terms identical to the Notes for the Notes, subject to the terms and conditions therein specified.

The Company has (i) prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum dated February 23, 2006 (the “Preliminary Offering Memorandum”) and the pricing term sheet, in the form attached hereto as Schedule B (the “Pricing Supplement” and, together with the Preliminary Offering Memorandum, the “Disclosure Package”) and (ii) has prepared and will deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of a final offering memorandum dated March 7, 2006 (the “Final Offering Memorandum”), each for use by the Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

SECTION 1. Representations and Warranties by the Issuers.

(a) Representations and Warranties. Each of MergerCo and, upon execution and delivery of the Joinder Agreement, Serena, represents and warrants to each Initial Purchaser as of the date hereof and as of Closing Time, and agrees with each Initial Purchaser, as follows (it being understood that prior to the Closing Time and execution and delivery of the Joinder Agreement, all representations and warranties of MergerCo with respect to Serena and its subsidiaries are made to the best knowledge of MergerCo, after due inquiry):

(i) Disclosure Package and Final Memorandum. As of the Applicable Time (as defined below), neither (x) the Disclosure Package nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Applicable Time” means 3:15 p.m. (Eastern time) on March 7 or such other time as agreed by the Company, Merrill Lynch and Lehman Brothers.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act and the rules and regulations thereunder (the 1933 Act and such rules and regulations collectively, the “1933 Act Regulations”)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto, including, without limitation, any road show relating to the Securities that constitutes such a written communication.

As of its date and as of the Closing Time, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein.

(ii) Independent Accountants. KPMG LLP, the accountants who reported on the financial statements and supporting schedules included in both the Disclosure Package and the Final Offering Memorandum are independent public accountants with respect to MergerCo, Serena and its subsidiaries within the meaning of the 1933 Act Regulations.

(iii) Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, included in both the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial position of Serena and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Serena and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in both the Disclosure Package and the Final Offering Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in both the Disclosure Package and the Final Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum (except as otherwise noted therein). The pro forma financial statements of Serena and its subsidiaries and the related notes thereto included in both the Disclosure Package and the Final Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein (except as otherwise set forth in the Disclosure Package and the Final Offering Memorandum or, with respect to the presentation requirements of Article 11 of Regulation S-X only, the letters delivered pursuant to Section 5(d) hereof), and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv) No Material Adverse Change in Business. Since January 31, 2005, except as otherwise stated in both the Disclosure Package and the Final Offering Memorandum, (A) there has been no material adverse change in the financial condition or in the business or results of operations of MergerCo, Serena and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), (B) there have been no transactions entered into by MergerCo, Serena or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the MergerCo, Serena and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by MergerCo or Serena on any class of their respective capital stock.

(v) Good Standing of MergerCo and Serena. Each of MergerCo and Serena has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in both the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(vi) Good Standing of Significant Subsidiaries. Each “significant subsidiary” of Serena (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in both the

Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in both the Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for directors’ qualifying shares) is owned by Serena, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. The other subsidiaries of Serena other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. Prior to giving effect to the consummation of the Merger, MergerCo has no subsidiaries.

(vii) Capitalization. As of October 31, 2005, on a pro forma basis, after giving effect to the consummation of the Merger, the Company would have had the issued and outstanding capitalization as set forth in both the Disclosure Package and the Final Offering Memorandum under the heading “Capitalization”. The shares of issued and outstanding capital stock of each of MergerCo and Serena have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of MergerCo or Serena was issued in violation of the preemptive or other similar rights of any securityholder of the MergerCo or Serena, respectively.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by MergerCo.

(ix) Authorization of the Joinder Agreement. At Closing Time, the Joinder Agreement will have been duly authorized by Serena and, when executed and delivered by Serena, will constitute a valid and binding agreement of Serena, enforceable against Serena in accordance with its terms insofar as it purports to join and bind Serena to this Agreement.

(x) Authorization of the Indenture. The Indenture has been duly authorized by MergerCo and at Closing Time will have been duly authorized by Serena and, when executed and delivered by each Issuer and the Trustee, will constitute a valid and binding agreement of each Issuer, enforceable against such Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally, except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and subject to an implied covenant of good faith and fair dealing (collectively, the “Enforcement Exceptions”).

(xi) Authorization of the Securities. The Securities have been duly authorized by MergerCo and at Closing Time will have been duly authorized by Serena and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the descriptions thereof contained in both the Disclosure Package and in the Final Offering Memorandum and will be in substantially the respective forms last delivered on behalf of the Company to the Initial Purchasers prior to the date of this Agreement.

(xiii) Absence of Defaults and Conflicts. None of MergerCo, Serena nor any of its Designated Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which MergerCo, Serena or any of its Designated Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of MergerCo, Serena or any of its Designated Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by any of the Issuers in connection with the transactions contemplated hereby or thereby or in both the Disclosure Package or the Final Offering Memorandum and the consummation of the transactions contemplated herein and in both the Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in both the Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Issuers with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of MergerCo, Serena or any of its Designated Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances as are disclosed in both the Disclosure Package and the Final Offering Memorandum or that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the charter or by-laws of MergerCo, Serena or any of its Designated Subsidiaries or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over MergerCo, Serena or any of its Designated Subsidiaries or any of their assets, properties or operations, except, in the case of (b) above, for violations that would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by MergerCo, Serena or any of its subsidiaries.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of Serena or any of its subsidiaries exists or, to the knowledge of MergerCo or Serena, is imminent, and MergerCo and Serena are not aware of any existing or imminent labor disturbance by the employees of any of Serena or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(xv) Taxes. Each of MergerCo, Serena and its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except in any case in which the failure so to file would not reasonably be expected to result in a Material Adverse Effect) and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or as would not reasonably be expected to result in a Material Adverse Effect, and no tax deficiency has been determined adversely to MergerCo, Serena or any of its subsidiaries which has had, nor does MergerCo or Serena have any knowledge of any tax deficiency which, if determined adversely to MergerCo, Serena or any of its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

(xvi) Accounting Controls. Serena and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvii) Disclosure Controls. Serena maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xviii) Insurance. Serena and its subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except for failures to carry or be entitled to benefits of insurance, or failures of such insurance to be in effect, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xix) Solvency. Immediately after the consummation of the Acquisition Transactions, (a) the fair value and present fair salable value of the assets of the Company and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities, and (b) the Company and its subsidiaries on a consolidated basis will not be (1) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (2) unable to pay their debts (contingent or otherwise) as they mature or (3) otherwise insolvent.

(xx) ERISA. Each Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Issuer would have any liability; no Issuer has incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in each case, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xxi) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Issuers or any affiliate of such Issuer, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act Regulations to be described in a registration statement on Form S-1 which is not so described or is not described as required in both the Disclosure Package and the Final Offering Memorandum (as if each were a registration statement on Form S-1).

(xxii) Statistical and Market-Related Data. The statistical and market-related data included in both the Disclosure Package and the Final Offering Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

(xxiii) Absence of Proceedings. Except as disclosed in both the Disclosure Package and Final Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of any Issuer, threatened, against or affecting MergerCo, Serena or any of its subsidiaries which would reasonably be expected to, individually or in the aggregate, result in a Material

Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of MergerCo, Serena or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement, the consummation of the Merger or the performance by the Issuers of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which MergerCo, Serena or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in both the Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, are not reasonably expected to result in a Material Adverse Effect.

(xxiv) Absence of Manipulation. No Issuer nor any affiliate of any Issuer has taken, nor will any Issuer or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.

(xxv) Possession of Intellectual Property. Except as otherwise disclosed in both the Disclosure Package and the Final Offering Memorandum, Serena and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and neither Serena nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of Serena or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Issuers, except (a) such as have been already obtained, (b) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”) in connection with the exchange of notes contemplated by the Registration Rights Agreement, (c) otherwise in connection with the transactions contemplated by the Registration Rights Agreement, (d) compliance with state securities or Blue Sky laws, (e) as shall have been obtained or made prior to the Closing Time and (f) for such approvals or consents the failure so to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and would not, individually or in the aggregate, materially and adversely affect the consummation of the Acquisition Transactions.

(xxvii) Possession of Licenses and Permits. Serena and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; Serena and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and neither Serena nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii) Title to Property. Serena and its subsidiaries have good and marketable title to all real property and good title to all personal property described in both the Disclosure Package and the Final Offering Memorandum as owned by Serena and its subsidiaries and hold valid leases on any real property and buildings held under lease by Serena and its subsidiaries as described in both the Disclosure Package and the Final Offering Memorandum, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in both the Disclosure Package and the Final Offering Memorandum or (b) would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(xxix) Environmental Laws. Except as described in both the Disclosure Package and the Final Offering Memorandum and except such matters as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (A) neither Serena nor any of its subsidiaries is in violation of or has liability pursuant to any federal, state, local or foreign treaty, protocol, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative agreement, order, consent, decree, judgment or injunction, relating in any way to pollution or protection of human or public health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, natural resources or indoor air), preservation or reclamation of natural resources, natural resource damages, or the management, release or threatened release of, or exposure to, any pollutant, contaminant, waste, hazardous or toxic substance, chemical, material or constituent (including, without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCB”) or PCB-containing materials or equipment) (collectively, “Environmental Laws”), (B) Serena and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating in any way to Environmental Laws against Serena or any of its subsidiaries and (D) there are no events or circumstances that would, individually or in the aggregate, reasonably be expected to form the basis of an administrative or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation, or proceeding by any private party or governmental body or agency, against or affecting Serena or any of its subsidiaries relating in any way to Environmental Laws.

(xxx) Investment Company Act. Each Issuer is not, and upon the issuance and sale of the offered Securities as herein contemplated, the consummation of the Acquisition Transactions and the application of the net proceeds therefrom as described in both the Disclosure Package and the Final Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Similar Offerings. No Issuer nor any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly (provided that no representation is made as to the Initial Purchasers, any of their affiliates or any person acting on their behalf), solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxxii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxiii) No General Solicitation. No Issuer nor any of their respective Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, their affiliates or any person acting on their behalf as to whom no representation is made) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxiv) No Directed Selling Efforts. With respect to those offered Securities sold in reliance on Regulation S, (A) no Issuer nor any of their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, their affiliates or any person acting on their behalf, as to whom no representation is made) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of Issuer and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, their affiliates or any person acting on their behalf, as to whom no representation is made) has complied and will comply with the offering restrictions requirements of Regulation S.

(xxxv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

(xxxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of Serena or any of Serena’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvii) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same are in effect on the Closing Date.

(xxxviii) Disclosure. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) or presentation of market-related or statistical data contained in the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Material has been made therein without a reasonable basis or has been presented therein other than in good faith.

(b) Officer’s Certificates. Any certificate signed by any officer of MergerCo, Serena or any of their respective subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by MergerCo or Serena (as applicable) to the Initial Purchasers as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Initial Purchasers; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth on Schedule C, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the Palo Alto office of Simpson Thacher & Bartlett LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:30 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch and Lehman Brothers, each individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($2,000 or integral multiples of $2,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to Closing Time.

SECTION 3. Covenants of the Issuers. Each Issuer jointly and severally covenants with each Initial Purchaser as follows:

(a) Offering Memorandum and Pricing Supplement. The Company, as promptly as possible, shall furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum, the Pricing Supplement and any amendments and supplements thereto as such Initial Purchaser may reasonably request. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(b) Notice and Effect of Material Events. The Company shall immediately notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by any Issuer of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company (which notice the Initial Purchasers shall provide to the Company as soon as practicable), any material change in or affecting the condition (financial or otherwise) or the earnings, properties, business affairs or business prospects of MergerCo, Serena and its subsidiaries considered as one enterprise that (i) makes any statement in either the Disclosure Package or the Final Offering Memorandum false or misleading or (ii) is not disclosed in both the Disclosure Package and the Final Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company shall, at its own expense, forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading. Neither the consent of the Initial Purchasers to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(c) Amendment and Supplements to the Offering Memorandum; Supplemental Offering Materials. The Company shall advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not make any amendment or supplement to the Offering Memorandum that shall be reasonably disapproved by Merrill Lynch or Lehman Brothers after reasonable notice thereof. Each Issuer represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

(d) Qualification of Securities for Offer and Sale. The Company shall use commercially reasonable efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate reasonably and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) DTC. The Company shall cooperate with the Initial Purchasers and use its reasonable best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(f) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Securities in the manner specified in both the Disclosure Package and the Final Offering Memorandum under “Use of Proceeds”.

(g) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Offering Memorandum, the Company shall not (other than pursuant to the exchange offer contemplated by the Registration Rights Agreement), without the prior written consent of Merrill Lynch and Lehman Brothers, directly or indirectly, issue, sell, pledge, offer or contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the offered Securities or such other debt securities.

(h) PORTAL Designation. The Company shall use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in the PORTAL Market.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company shall pay all expenses incident to the performance of its obligations under this Agreement and the Indenture, including, without limitation, (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Disclosure Package and any Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto or of any Supplemental Offering Material, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers (in any case not to exceed $10,000) in connection therewith and in connection with the preparation of a “Blue Sky survey”, and any supplement thereto, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vi) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants (it being understood that the Initial Purchasers, collectively, shall bear one-half of the costs associated with any chartered aircraft), (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a), the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of one counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy in all material respects (except (i) to the extent already qualified by materiality or by reference to a Material Adverse Effect and (ii) for the representations set forth in clauses (a)(viii), (ix), (x) and (xi), (xxx), (xxxi) and (xxxiii) of Section 1, which in each such case shall be subject to accuracy in all respects) of the representations and warranties of the Issuers contained in Section 1 and in certificates of any officer of any Issuer delivered pursuant to the provisions hereof, to the performance by the Issuers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company. At Closing Time, the Initial Purchasers shall have received the opinion and negative assurance letter, each dated as of Closing Time, of Simpson Thacher & Bartlett LLP, counsel for MergerCo and special counsel for the Company, substantially in the form of Exhibits II-A and II-B hereto.

(b) Opinion of Counsel for the Initial Purchasers. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, in form and substance reasonably satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the General Corporation Law of the State of Delaware and the California Corporations Code, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuers and certificates of public officials.

(c) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the date of the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the financial condition or in the business or results of operations of Serena and its subsidiaries considered as one enterprise, and the Representatives shall have received a certificate of the President or a Vice President of MergerCo and of the chief financial or chief accounting officer of MergerCo, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects (except for (i) representations to the extent already qualified by materiality or by reference to a Material Adverse Effect and (ii) the representations set forth in clauses (a)(viii), (ix), (x) and (xi), (xxx), (xxxi) and (xxxiii) of Section 1, which in each such case shall be true and correct in all respects), with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

(d) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP one or more letters, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Offering Memorandum.

(e) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, which shall (i) reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than one business day prior to Closing Time and (ii) extend to the financial information, if any, contained in the Final Offering Memorandum and not contained in the Disclosure Package.

(f) PORTAL. At Closing Time, the Securities shall have been designated for trading on PORTAL.

(g) Indenture. At Closing Time, the Representatives shall have received the Indenture, in form and substance reasonably satisfactory to the Representatives, executed by the MergerCo, Serena and the Trustee, and such agreement shall be in full force and effect.

(h) Registration Rights Agreement. At Closing Time, the Representatives shall have received the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representatives, executed by MergerCo, Serena and each Initial Purchaser.

(i) Merger. At Closing Time, substantially simultaneously with the purchase of the Securities by the Initial Purchasers, the Merger shall have been consummated in a manner consistent in all material respects with the description thereof in both the Disclosure Package and the Final Offering Memorandum.

(j) Joinder Agreement. Immediately upon consummation of the Merger, Serena shall have entered into the Joinder Agreement and the Representatives shall have received counterparts, conformed as executed, thereof.

(k) Additional Documents. At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchasers and each of the Issuers hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall only be made to such persons and in such manner as is contemplated by the “Notice to Investors” section of the Offering Memorandum. Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) or a non-U.S. person outside the United States within the meaning of Regulation S.

(iv) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $2,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $2,000 principal amount of the Securities.

(b) Covenants of the Issuers. Each of the Issuers, jointly and severally, covenants with each Initial Purchaser as follows:

(i) Integration. The Issuers agree that they will not and will cause their Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of MergerCo or Serena of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

(ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Resales. Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, MergerCo and, upon consummation of the Merger, Serena, that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(d) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to another exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their respective affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their respective affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements and other conditions of Regulation S.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. MergerCo agrees, and upon execution and delivery of the Joinder Agreement Serena agrees, to indemnify and hold harmless each Initial Purchaser, their respective Affiliates, their respective selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials (as specified in Section 7(b) below).

(b) Indemnification of the Issuers. Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless (i) MergerCo and, upon execution and delivery of the Joinder Agreement, Serena and (ii) each person, if any, who controls MergerCo and, upon execution and delivery of the Joinder Agreement, Serena, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in reliance upon and in conformity with written information furnished to MergerCo by such Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials. The parties hereto agree and understand that the only such information consists of the following: (i) the last sentence of the second paragraph under the heading “Plan of Distribution”, the third and fourth sentences of the first paragraph under the heading “Plan of Distribution—New Issue of Notes” and the first paragraph under the heading “Plan of Distribution—Price Stabilization and Short Positions”, in each case in the Preliminary Offering Memorandum and the Final Offering Memorandum, and (ii) the name of each Initial Purchaser as it appears on the cover of the Preliminary Offering Memorandum and the Final Offering Memorandum.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) of Section 7 hereof, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers or their respective Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities to the Initial Purchasers.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by written notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the financial condition or in the business or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to complete the offering and sale or payment for the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder the Company shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Initial Purchasers to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the principal amount thereof upon such terms herein set forth; if, however, the Company shall not have completed such arrangements within 72 hours after such default and the principal amount of unpurchased Securities exceeds 10% of the principal amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company (except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 5(b) and except as otherwise set forth in Section 5(l)).

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section.

SECTION 12. No Advisory or Fiduciary Relationship. Each of MergerCo and, to the extent applicable, upon execution and delivery of the Joinder Agreement, Serena, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of any Issuer or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed and no Initial Purchaser will assume an advisory or fiduciary responsibility in favor of any Issuer with respect to the offering contemplated hereby or the process leading thereto

(irrespective of whether any Initial Purchaser has advised or is currently advising any Issuer on other matters) and no Initial Purchaser has any obligation to any Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) each Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Issuers, and (e) no Initial Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers (or any of them) and the Initial Purchasers with respect to the subject matter hereof.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at (i) 4 World Financial Center, New York, New York 10080, attention of Michael Barrish, and (ii) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, attention of Syndicate Department (or, in the case of a notice relating to indemnification, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022, attention of Director of Litigation, Office of General Counsel), in each case with a copy to Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005, attention of John A. Tripodoro. Notices to the Issuer or the Company shall be directed to (or care of) the Company at Serena Software, Inc., 2755 Campus Drive, Third Floor, San Mateo, California 94403, attention of Robert Pender, with a copy to Simpson Thacher & Bartlett LLP at 2550 Hanover Street, Palo Alto, California 94304, attention of William Brentani.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Time. Time shall be of the essence of this agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to MergerCo a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and MergerCo in accordance with its terms.

Very truly yours,

SPYGLASS MERGER CORP.

By:
Name:
Title:

Spyglass Merger Corp.

Purchase Agreement

The foregoing Purchase Agreement is hereby

CONFIRMED AND ACCEPTED,

    as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

Spyglass Merger Corp.

Purchase Agreement

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$80,000,000
Lehman Brothers Inc.	$80,000,000
UBS Securities LLC	$40,000,000

Total	$200,000,000

Sch. A-1

SCHEDULE B

Sch. B-1

SCHEDULE C

The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.5% of the principal amount thereof.

Sch. C-1

Exhibit I

[Form of]

JOINDER AGREEMENT

Dated March 10, 2006

WHEREAS, Spyglass Merger Corp. (“MergerCo”) and the Initial Purchasers named therein (the “Initial Purchaser”) heretofore executed and delivered a Purchase Agreement, dated March 7, 2006 (the “Purchase Agreement”), providing for the issuance and sale of the Securities (as defined therein); and

WHEREAS, as a condition to the consummation of the offering of the Securities, Serena Software, Inc. (the “Company”), who initially was not party thereto, has agreed to join in the Purchase Agreement at the Closing Time.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. The Company hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to: (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributed to it in the Purchase Agreement; and (iii) perform all obligations and duties required of it pursuant to the Purchase Agreement.

2. Representations and Warranties and Agreements of the Company. The Company hereby represents and warrants to, and agrees with, the Initial Purchaser that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against the undersigned in accordance with its terms insofar as it purports to join and bind the Company to the Purchase Agreement.

3. Counterparts. This Joinder Agreement may be signed and delivered in original form or facsimile or “.pdf” file thereof, which shall constitute an original when so executed.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

[signature page follows]

Exh. I-1

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

SERENA SOFTWARE, INC.

By:
Name:
Title:

Exhibit II-A

FORM OF

OPINION OF MERGERCO/COMPANY COUNSEL

Exh. II A-1

Exhibit II-B

FORM OF

NEGATIVE ASSURANCE LETTER OF MERGERCO/COMPANY COUNSEL

Exh. II B-1